Exhibit 99.2

NEWS RELEASE

FOR IMMEDIATE RELEASE

March 17, 2017

Media and Investor Contact:

C. Scott Hamilton

Public & Investor Relations

(303) 214 - 5563

scott.hamilton@hartehanks.com

HARTE HANKS ANNOUNCES DELAY IN FINANCIAL REPORT FILING

San Antonio, TX - Harte Hanks (NYSE: HHS), a leader in customer relationships, experiences and interaction-led marketing, today announced that its release of earnings for the fourth quarter of, and full year 2016 has been delayed, and that its annual report on Form 10-K (“Annual Report”) for its fiscal year ended December 31, 2016, will not be timely filed.  The company filed today with the Securities and Exchange Commission the notification of late filing on Form 10b-25.

The company’s delay in announcing 2016 results and filing the Annual Report is in part due to the additional time the company requires to complete the preparation of its financial statements for the year ended December 31, 2016.  The company was delayed in completing the closing of its accounting books for the fiscal year ended December 31, 2016 primarily due to (i) unexpected complications required to account for the sale of its Trillium business (and calculate the tax therefor), which sale was completed on December 23, 2016, (ii) delays and complications in performing its annual goodwill impairment analysis, and (iii) additional time-consuming review, testing and evaluation related to potential material weaknesses in internal controls.  These factors combined to result in a delay in the completion of the company’s preparation of financial statements and audit thereon, and consequently the company’s filing of the Annual Report.  The company anticipates being able to announce fourth quarter and full year of 2016 results, and file its Annual Report, towards the end of April.

Although the Trillium transaction complicated and delayed its Annual Report, the sale of Trillium was crucial to refocusing the company on becoming the leading customer engagement agency, while also allowing it to retire its debt facility.  Likewise, the in-depth review of internal controls should result in improved processes that will benefit the company’s operations.

Commenting on the situation, Chief Executive Officer Karen Puckett said, “We continue to make progress on our revenue stability efforts around client expansion and new client additions, and in the fourth quarter, we expect to reduce our rate of revenue decline and see improving profitability from continuing operations.  We are encouraged that the strategic changes we are making to the business are taking hold.”

About Harte Hanks:

Harte Hanks is a global marketing services firm specializing in multi-channel marketing solutions that connect our clients with their customers in powerful ways.  Experts in defining, executing and optimizing the customer journey, Harte Hanks offers end-to-end marketing services including consulting, strategic assessment, data, analytics, digital, social, mobile, print, direct mail and contact center. From visionary thinking to tactical execution, Harte Hanks delivers smarter customer interactions for some of the world’s leading brands. Harte Hanks 5,000+ employees are located in North America, Asia-Pacific and Europe. For more information, visit Harte Hanks at www.hartehanks.com, call 800-456-9748, email us at pr@hartehanks.com.  Follow us on Twitter @hartehanks or Facebook at https://www.facebook.com/HarteHanks.

As used herein, “Harte Hanks” refers to Harte Hanks, Inc.  and/or its applicable operating subsidiaries, as the context may require.  Harte Hanks’ logo and name are trademarks of Harte Hanks.

Note Regarding Forward-looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictions based on expectations and projections about future events, and are not statements of historical fact. You can identify forward-looking statements by the use of forward-looking terminology such as “plan”, “continue”, “expect”, “anticipate”, “intend”, “predict”, “project”, “estimate”, “likely”, “believe”, “might”, “seek”, “may”, “remain”, “potential”, “can”, “should”, “could”, “future” and similar expressions, or the negative of those expressions. These forward-looking statements include the Company’s beliefs or expectations relating to the filing of the Form 10-K and the expected timing of its earnings release.  Such forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results to be materially different from any future results expressed or implied by such forward-looking statements. Such factors include a material delay in the Company’s financial reporting.  All forward-looking statements are based on information available to the Company as of the date of this press release, and the Company assumes no obligation to update such statements.